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                                                                    Exhibit 21.1


                List of subsidiaries of KongZhong Corporation


Name                                                        Jurisdiction of Incorporation
----                                                        -----------------------------

KongZhong Information Technologies (Beijing) Co., Ltd.      People's Republic of China
